EXHIBIT 4.3

                     Form of Common Stock Certificate (Face)

T

COMMON  STOCK                         COMMON  STOCK

SHARES

INCORPORATED  UNDER  THE  LAWS  OF  THE  STATE  OF  MARYLAND

CUSIP  885218  10  7

SEE  REVERSE  FOR  CERTAIN  DEFINITIONS


THIS  CERTIFICATE  IS  TRANSFERABLE  IN  JERSEY  CITY,  NJ  AND  NEW  YORK,  NY


THORNBURG  MORTGAGE  ASSET  CORPORATION
[overstamp name change: Thornburg Mortgage, Inc.]
This  Certifies  that



is  the  record  holder  of

FULLY  PAID  AND  NON-ASSESSABLE  SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

Thornburg Mortgage Asset Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by a Transfer Agent and registered by the Registrar. WITNESS the facsimile Corporate Seal of this Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED  AND  REGISTERED:
CONTINENTAL  STOCK  TRANSFER  &  TRUST  COMPANY
(JERSEY  CITY,  NJ)
TRANSFER  AGENT  AND  REGISTRAR
BY


AUTHORIZED  OFFICER

SECRETARY                                   CHAIRMAN


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                     Form of Common Stock Certificate (Back)

This certificate evidences shares of Common Stock of the Corporation. Other classes of shares of the Corporation are authorized and may be outstanding, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The Corporation will furnish any stockholder, upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

These shares are subject to the provisions of the Corporation's Articles of Incorporation ("Articles"), including but not limited to Article TENTH, which, to maintain the Corporation's status as a real estate investment trust ("REIT") for income tax purposes, impose various restrictions on the ownership and transfer of shares and authorizes the Board of Directors to take protective actions in certain circumstances. No person may own more than 9.8% of the outstanding shares of capital stock of the Corporation. This "Limit" may be adjusted by the Board of Directors. Ownership is defined to include interests held directly or indirectly including those deemed to be held under the constructive ownership rules of the REIT tax provisions or by a group (as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which an owner is a member. Other terms used in this legend also have the meanings given to them in the Corporation's Articles. Any person attempting to acquire interests that could violate the Limit or otherwise jeopardize the Corporation's REIT status must provide advance written notice to the Corporation. Any acquisition of shares of capital stock of the Corporation that could result in the disqualification of the Corporation as a REIT shall be void ab initio. The Board of Directors has the right to refuse to allow any transfers of shares on the books of the Corporation if, as a result of the proposed transfer, any person acting as a group would hold or be deemed to hold "Excess Shares" in excess of the Limit. Any Excess Shares are subject to redemption by the Corporation on not less than one week's notice at a price equal to the closing price of the shares on the New York Stock Exchange on the last business day prior to the Redemption Date. While the preceding summarizes certain ownership and transfer restrictions, the Corporation's Articles and Bylaws, copies of which may be obtained by any stockholder upon request, must be reviewed for the full text of these and other restrictions.

This certificate evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between the Corporation and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent"), dated as of January 25, 2001 (the "Rights Agreement"), the terms of which are incorporated by reference herein and a copy of which is on file at the principal offices of the Corporation and the office of the Rights Agent designated for such purpose. The Corporation will mail a copy of the Rights Agreement without charge to the holder of this certificate within five days after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, the Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation may redeem the Rights at a redemption price of $0.01 per Right, subject to adjustment, under the terms of the Rights Agreement. Under certain circumstances, Rights issued to or held by Acquiring Persons or by any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights are not exercisable, and are void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction has not been obtained.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN  COM     -     as  tenants  in  common
     TEN  ENT     -     as  tenants  by  the  entireties
     JT  TEN      -     as  joint  tenants  with  right  of
                        survivorship  and  not  as  tenants
                        in  common
    COM  PROP     -     as  community  property


                                      B-1
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UNIF  GIFT  MIN  ACT     -   __________ Custodian _____________
                               (Cust)                (Minor)
                             under  Uniform  Gifts  to   Minors
                             Act ______________________________
                                             (State)
UNIF  TRF  MIN  ACT     -     ______ Custodian (until age) ____
                              (Cust)
                              _______ under  Uniform  Transfers
                              (Minor)
                              to  Minors  Act ________________
                                                   (State)

Additional  abbreviations  may  also  be  used  though  not  in  the above list.


    For Value Received,           hereby sell(s), assign(s) and transfer(s) unto

     PLEASE  INSERT  SOCIAL  SECURITY  OR  OTHER
     IDENTIFYING  NUMBER  OF  ASSIGNEE



(PLEASE  PRINT  OR  TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature  Guaranteed:


THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, PURSUANT TO S.E.C. RULE 17Ad-15.


                                      B-2
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